Exhibit 10.6

Medigus 有限公司

与

妙思医疗科技（上海）有限公司

之

专有技术许可及货物买卖合同

CONTRACT

FOR KNOW-HOW LICENSE AND SALE OF GOODS

BY AND BETWEEN

MEDIGUS LTD.

AND

SHANGHAI MUSE MEDICAL SCIENCE AND TECHNOLOGY CO., LTD.

目录

本专有技术许可及货物买卖合同于2019年__6_月__2_日由以下许可人和被许可人签订。许可人和被许可人,单称“一方”，合称“双方”。

This CONTRACT FOR KNOW-HOW LICENSE AND SALE OF GOODS is made this day _2nd__ of _June__, 2019 by and between the Licensor and the Licensee below, hereinafter individually “Party” and collectively “Parties”.

许可人：	Medigus有限公司

法定代表人：

注册地址:	Omer Industrial Park, Building 7A,

P.O. Box 3030, 8496500, Israel

Licensor：	Medigus Ltd.

Legal Representative：

Registered Address:	Omer Industrial Park, Building 7A,
P.O. Box 3030, 8496500, Israel

被许可人：	妙思医疗科技（上海）有限公司

法定代表人：	夏金雁

注册地址：	上海市松江区新桥镇莘砖公路258号40幢402室-1

Licensee：	Shanghai Muse Medical Science and Technology Co., Ltd. Legal

Representative：	XIA, Jinyan

Registered Address:	Room 402-1, 40th Block 258, Xinqiao Town, Songjiang District, Shanghai

鉴于：

WHEREAS,

(1)	许可人拥有MUSE产品之设计、制造、组装和维护等专利、专有技术以及技术资料；并利用该等专利、专有技术和技术资料在以色列制造MUSE产品，获得FDA及CE认证，并使用“MUSE”商标在全球销售MUSE产品；

Licensor owns Patents, Know-How and Technical Information in relation to the design, manufacture, assembly and maintenance of MUSE Product; and it manufactures MUSE Product in Israel under certain Patents, Know-How and Technical Information and obtain FDA and CE certification, and sells MUSE Product in the whole world under trademark “MUSE”;

(2)	与妙思医疗科技（上海）有限公司属同一实际控制人的上海金浩科技发展有限公司已经取得Medigus有限公司授予的MUSE产品在中国地区独家代理权，并为其在中国境内医疗器械市场准入做了大量的工作；

Shanghai Golden Grand Science and Technology Development Co., Ltd., whose actual controller is same as that of Licensee, has obtained exclusive agency for MUSE Product granted by Licensor with respect to China Region and has done a lot of work for MUSE Product’s entry into China’s medical instrument market;

(3)	许可人及关联公司就MUSE产品未在中国地区申请专利和商标；

In relation to MUSE Product, Licensor and its affiliates have not applied for patents and trademarks in China Region;

(4)	许可人愿意向妙思医疗科技（上海）有限公司移交生产MUSE产品的完整生产体系，并将涉及到的专有技术（包括任何需要的专利信息）及技术资料许可给妙思医疗科技（上海）有限公司在中国地区（包括中国大陆、香港、澳门、台湾）使用，且妙思医疗科技（上海）有限公司有意利用该等专有技术及技术资料，在中国地区建立生产线并利用该生产线生产MUSE产品，在中国地区进行销售；

Licensor desires to license to Licensee the complete production system for MUSE products such as Know-How (including any required Patents information) and Technical Information, and Licensee desires to utilize such Know-how and Technical Information to build Assembly Line in China Region and manufacture MUSE Product using the Assembly Line and conduct sales in China Region; and

(5)	许可人向妙思医疗科技（上海）有限公司出售生产MUSE产品的库存原材料、原部件(同下文附件中提到的定义)，以及建设生产线的所需的库存货物。

Licensor will sell to Licensee the Raw Materials, the OEM Parts (as both terms are defined in the applicable Schedules hereto) and the Inventory required for building of Assembly Line.

据此，双方协议如下：

NOW, THEREFORE, the Parties agree as follows:

第 1 条 定义

Article 1 Definitions

1.1	“许可人”：指Medigus 有限公司。

“Licensor” shall mean Medigus Ltd.

1.2	“被许可人”：指妙思医疗科技（上海）有限公司。

“Licensee” shall mean Shanghai Muse Medical Science and Technology Co., Ltd.

1.3	“许可地区”或“中国地区”: 指中华人民共和国、台湾、香港特别行政区以 及澳门特别行政区。

“Territory” or “China Region” shall mean the People’s Republic of China, Taiwan, the Special Administrative Region of Hong Kong and the Special Administrative Region of Macao.

1.4	“许可产品” 或“MUSE产品”：指合同附件【1】所列出Medigus 有限公司开发的超声外科内镜钉合系统，由主机控制台、内镜钉合器和配件(钉盒、注水瓶、套管、镊子)组成。用于治疗慢性胃食管反流病（GERD）。

“Licensed Product” or “MUSE Product” shall mean the Medigus Ultrasonic Surgical Endostapler system provided in Schedule [1] that has passed the Acceptance Test and can be used for patients. It is developed by Licensor to treat GERD and consists of MUSE Console, MUSE Endostapler, and MUSE Staples Cartridge.

1.5	“生产线”：指为制造MUSE产品而将必要的机器设备、零部件、工具、控制程序等要素按照特定的工艺路线和工序劳动量比例来排列和配置的生产组织形式。

“Assembly Line” shall mean the production organization form that arranges and configures the necessary equipment, components parts, tools and control procedure according to the specific process and process labor ratio for the manufacture of MUSE Product.

1.6	“建设生产线技术”：指由许可人掌握并许可给被许可人的建设生产线的技术。

“Technology for Building of Assembly Line” shall mean the technology that the Licensor has mastered and licenses to the Licensee for building of Assembly Line.

1.7	“生产许可产品技术”：指由许可人掌握并许可给被许可人的利用生产线生产制造MUSE产品的技术。

“Technology for Manufacture of Licensed Product” shall mean the technology that the Licensor has mastered and licenses to the Licensee for manufacture of MUSE Products using the Assembly Line.

1.8	“过渡计划”系指附件[7]中所附的详细计划，许可人应根据该计划(i)转让信息、技术和材料(按本协议条款);(ii)向被许可人提供必要的技术支持、技术援助以及任何其他支持、援助、指导、培训等，以使被许可人能够建设生产线并生产许可产品。

“Transition Plan” shall mean a detailed plan attached hereto as Schedule [7], according to which Licensor shall (i) transfer the information, technology and materials (as per the terms hereof); (ii) provide Licensee with the Technical Support, Technical Assistance and any other support, assistance, guidance, training, etc., required in order to enable Licensee to create the Assembly Line and to manufacture the Licensed Product.

1.9	“专利”：指截止至本合同生效时，许可人已获得专利权授予或已申请的以及许可人与其他共有人共有的由被许可人使用的附件【5】所列之专利和申请。

“Patents” shall mean as at the effective date of this Contract those granted patents and patent applications listed on Schedule [5] owned by the Licensor alone and jointly owned with other owners.

1.10	“专有技术”：指截止至本合同生效时，许可人已经拥有的附件【6】所列的与1.6、1.7建设生产线和生产许可产品有关的技术，包括但不限于制造及销售相关的一切技术资料：制造、组装、维修、维护许可产品相关的全部技术知识、经验和技能及任何供应商清单，以及被许可人因履行本合同而获知的许可人的技术资料和经营信息。为清楚起见，专有技术应包括专利文件和被许可方使用本协议授予的权利所需的任何专利相关信息。

“Know-How” shall mean as at the effective date of this Contract any technology pertaining to Building of Assembly Lines and manufacture of Licensed Product listed on Schedule [6] that the Licensor already owns, including but not limited to all Technical Information pertaining to manufacture and sales: all technical knowledge, experiences, skills and any list of suppliers pertaining to the manufacture, assembly, repair, and maintenance of Licensed Product, and any Technical Information and operational information of the Licensor that the Licensee has become aware of as a result of performing this Contract. For the sake of clarity, the Know-How shall include the patent documents and any patent-related information required for Licensee for the utilization of the rights granted to it hereunder.

1.11	“考核产品”：指被许可人利用在许可地区的生产线生产的用于验收的产品。

“Assessment Product” shall mean product manufactured by the Licensee using the Assembly Line in the Territory to be used for Acceptance Test.

1.12	“样机”：指经许可人和被许可人共同签字封存，交由被许可人保管的 第八代MUSE产品，包括：主机2台，内镜25支，钛钉4盒。作为验收对比的参照物。

“Sample” shall mean Generation 8th MUSE Product that has been countersigned and jointly sealed by the Licensor and the Licensee and handed over to the Licensee for use as a reference for Acceptance Test. It contains 2 MUSE console, 25 MUSE Endostapler, 4 boxes of cartridge.

1.13	“技术资料”: 指许可人拥有的附件【4】所列与市场销售、专利、专有技术、产品注册相关的文件，包括但不限于：专利文件、数据、软件（包括生产线控制和产品使用控制的软件源代码和相关资料）、市场相关资料及物料、销售相关资料及物料、注册相关资料、研发相关资料、工程图纸、生产线和制造工艺的描述、技术标准和规范(SOPs, WI, QMS等)、以及有关设计、组装、制造、使用、维修和维护的资料和报告等。包含在治疗GERD领域范围内，Medigus有限公司已经开发完成和尚在开发的每一代MUSE产品的技术资料。

“Technical Information” shall mean documents pertaining to Patents, Know-How, marketing, regulatory and R&D owned by the Licensor and listed on Schedule [4], including but not limited to patent documents; data, software(including software source code and related information for production line control and product usage control), engineering drawings, descriptions of assembly line and manufacturing process, technical standards and specifications (SOPs, WI, QMS and so on) and materials and reports pertaining to design, assembly, manufacture, use, repair and maintenance, marcom materials including branding, demo tools, simulator, short samples and sales support materials, MUSE Product regulatory data and related information, R&D tooling, materials and supplies. For avoidance of doubt, since the Technical Information is not limited to MUSE system Gen 8, all technical data and documents of product model developed by Medigus to cure GERD should be included in Technical Information.

1.14	“库存货物”：指附件【4】所列包含在本合同价格内的为生产MUSE产品且库存在许可人的位于以色列仓库的库存货物，以及建设生产线的所需的机器设备和工具；库存包括原材料和OEM配件。

“Inventory” shall mean the Licensor’s inventory and machines, equipment and tools required to build the Assembly Line in Israel as listed on Schedule [4] which are covered in the price of this Contract and required for manufacture of MUSE Product. The Inventory shall include the Raw Materials and the OEM Parts;

1.15	“本合同”：指本技术许可及货物买卖合同及其所有附件。

“Contract” shall mean the Contract for Know-How License and Sale of Goods and Schedules attached thereto.

第 2 条 许可和销售

Article 2 License; Sale and Restrictions

2.1	许可人向被许可人提供整套建设生产线技术的支持，确保被许可人能够按照过渡计划在中国地区建设起生产线。应被许可人的需求，许可人应提供许可人所拥有的所有FDA及CE认证申请的相关资料。为明确起见，许可人没有义务在本合同生效日后对其任何产品保持FDA和CE的认证。

The Licensor will provide the Licensee with support in relation to the entire Technology for Building of Assembly Line to enable the Licensee to build the Assembly Line in China Region, all in accordance with the Transition Plan. To satisfy the request of the Licensee, the Licensor shall provide the Licensee with all relevant documents used by Licensor to pass FDA and CE certification. For clarity, Licensor is under no obligation to maintain FDA and CE certification with respect to any of its products after the effective date of this Contract.

2.2	许可人向被许可人充分完整地披露建设生产线所需的所有机械、设备和零部件有关的技术信息 ，并向被许可人提供许可方拥有的所有相关文件，并积极介绍被许可人和许可人供应商之间建立联系，以帮助被许可人能够从第三方购买上述生产线所需的机械、设备和工具，所有这些都应符合过渡计划的要求。

The Licensor will disclose fully and completely to the Licensee Technical Information pertaining to all machinery, equipment and parts and components required to build the Assembly Line, and will provide the Licensee with any documents in Licensor’s possession which and will make a positive introduction between the Licensee and Licensor’s suppliers in order to assist the Licensee to be able to purchase from third parties machinery, equipment and tools necessary for the afore-mentioned Assembly Line, all in accordance with the Transition Plan.

2.3	许可人向被许可人提供生产许可产品技术的支持，保证被许可人能够在生产线上独立操作并能生产出通过验收的许可产品。许可人向被许可人充分完整地披露生产许可产品所需的原部件、原材料、库存货物、配件、组件、半成品及辅助设备，所有这些均符合过渡计划的安排。其具体型号、规格、数量、交付时间、供应商名单、联系方式、供应商资质、供应商管理体系（附件【3】）。

The Licensor provides the Licensee with the support of the technology pertaining to manufacture of Licensed Product to ensure that the Licensee will be able to independently operate the Assembly Line and manufacture Licensed Products that pass the Acceptance Test. The Licensor discloses fully and completely to the Licensee OEM Parts, Raw Materials, Inventory, accessories, components, semi-finished products and auxiliary equipment required for manufacture of the Licensed Products, all in accordance with the Transition Plan. Specific model, specifications, quantity, delivery time, supplier list and contact information, supplier Qualification and supplier management system are listed on (Schedule [3]).

2.4	许可人向被许可人提供建设生产线和生产许可产品技术的所有技术资料（附件【4】），许可人负责将图纸及资料进行翻译并保证翻译件内容与原件一致。并委派技术人员提供技术服务支持，对被许可人的技术人员进行技术培训直至能够在生产线上独立操作并能生产出符合本合同第11条通过验收的许可产品。以上要符合过渡计划的安排。

The Licensor provides the Licensee with all Technical Information (Schedule [4]) pertaining to Technology for Building of Assembly Line and Technology for Manufacture of Licensed Product (Schedule [1]). The Licensor is responsible for translating to English the drawings, SOPs and related documents and ensuring that the contents of the translated documents are consistent with the original ones. It also shall assign technical personnel to provide technical services and support and provide the Licensee’s technical personnel with technical trainings through to the stage when the Licensee’s technical personnel will be able to independently operate, and when Licensed Products commercially made have passed Acceptance Test that stipulated in Article 11 of this Contract, all in accordance with the Transition Plan.

2.5	根据本合同条款，被许可人仅在中国区域内使用和/或制造和分销本合同附件中所列的许可产品、专利和专有技术是无限期的、排他性的、可转让的和可再许可的。尽管有上述规定，在中国区域外被许可人不得直接或间接使用、转让、再许可、分销或推广许可产品、库存或本协议项下授予或提供的任何其他权利或信息。如果被许可人与中国以外的任何欲购买本合同产品的第三方接洽，被许可人应通知许可人，并将该方转介给许可人。被许可人应对被许可人控制的库存部件和/或由被许可人制造的许可产品在中国区域以外的任何销售或分销负责，即使此类行为是由与被许可人相关的第三方实施的。。

为避免疑义,本合同项下所有权利授予被许可人使用是只在中国地区,许可人在中国以外的地区保留和可以自由使用任何和所有权利包括,但不限于,专利、技术和许可产品。

Subject to the terms hereof, the Licensee’s use and/or manufacturing and distribution under this Contract of the Licensed Product and Know-How listed on the Schedules to this Contract, solely within the China Region, is indefinite, exclusive, transferable, and sub-licensable. Notwithstanding the foregoing, Licensee shall not directly or indirectly use, transfer, sublicense, distribute or promote the Licensed Product, the Inventory or any other right or information granted or provided hereunder outside the China Region. If Licensee is approached by any third party from outside the China Region for the purchase of Licensed Products, Licensee shall notify Licensor and shall refer such party to Licensor. Licensee shall be responsible to and liable for any sale or distribution of the Inventory and/or Licensed Product manufactured by the Licensee outside of the China Region, even to the extent such actions are taken by third parties related to the Licensee.

For the avoidance of doubt, all rights granted under this Contract may be used by the Licensee solely within the China Region, and the Licensor retains and may freely use any and all rights granted hereunder or in Licensor’s possession, including, without limitation, with respect to the Patents, Know-How and Licensed Product outside of the China Region.

2.6	许可人将按照本合同约定的时间和条件向被许可人交付库存货物。

The Licensor shall deliver to the Licensee Inventory in accordance with the time and conditions stipulated in this Contract.

第 3 条 价格

Article 3 Price

基于本合同第2条内容,以及许可人按本合同的规定应完成的义务。作为对价，被许可人向许可人支付总价三百万美元(US$3,000,000)，以美元进行支付。

In consideration of Article 2 of this Contract and the Licensor’s obligations to fulfil the provisions of this Contract, the Licensee pays the Licensor a total of three million US Dollars (US$3,000,000) paid in US Dollars.

第 4 条 支付和支付条件

Article 4 Payment and Terms of Payment

4.1	被许可人以电汇方式向许可人支付合同价款，许可人应书面告知其指定银行账户详情，以便被许可人将相关款项电汇至该提供的银行账户。汇率以汇出日中国人民银行发布的汇率为准。

Amounts due and payable to the Licensor under this Contract shall be transmitted by the Licensee by Telegraphic Transfer. The Licensor shall notify the Licensee in writing its designated bank account for the Licensee to wire the relevant amounts to the designated bank account. The rate of exchange shall be that rate published by the People’s Bank of China prevailing on the day when payment of such amounts is made.

4.2	被许可人向许可人分期支付合同总价，具体如下：

The Licensee pays to the Licensor contract price in installments. Details are as follows.

4.2.1	合同生效后【15】个工作日日支付合同总价的百分之二十（20%）;

20% of the total contract price, 15 business days after this Contract has taken effect;

4.2.2	许可人合同生效后20个工作日内安排技术资料、库存货物的发货，在被许可人实际收到附件【4】所列的全部的技术资料、库存货物之日,支付合同总价的百分之四十（40%）；

The Licensor should arrange the delivery of Technical Information and Inventory within 20 business days after the effective date of this Contract. 40% of the total contract price, on the day when the Licensee has received all Technical Information and Inventory as listed on Schedule [4];

4.2.3	在完成生产线建设，且生产的MUSE产品符合本合同第【11】条的通过验收之日，支付合同总价的百分之二十（20%）；

20% of the total contract price, on the day when MUSE Products manufactured after completion of building of the Assembly Line have passed Acceptance Test as stipulated in Article [11] of this Contract;

4.2.4	在完成过渡计划中规定的行动后，支付合同总价的百分之二十（20%）。

20% of the total contract price, upon the completion of actions specified under the Transition Plan.

4.3	如许可人需向被许可人支付罚款或赔偿时，被许可人有权将该等罚款或赔偿从上述任何一次支付中扣除。

In the event that the Licensor is required to pay the Licensee a fine or compensation, the Licensee is entitled to deduct such fine or compensation from any of the above payments.

4.3.1	在被许可方继续履行其在本协议项下的付款义务(为清楚起见，任何履行付款义务的延迟应赋予许可方同等延迟交付的权利)的前提下，许可方将在本合同生效日后的20个工作日内安排交付技术信息和库存。如果迟交超过本应交付之日后14个工作日，许可方应向被许可方支付每延迟交付货物一个工作日3000美元（为明确起见，此罚款仅在迟交的第15个工作日生效）；最高违约金不超过300万美元。

Subject to Licensee’s continues performance of its payment obligations hereunder (for clarity, any delay in performing payments obligations shall entitle Licensor to equivalently delay the delivery), Licensor will arrange the delivery of Technical Information and Inventory within 20 business days after the effective date of this Contract. In the event of a late delivery of more than 14 business days following the date in which the delivery should have been made, the Licensor shall pay US$3,000 to the Licensee for every business day of delay in delivery of the goods (for clarity, this penalty shall enter into force only as of the 15th, business day of late delivery); the maximum amount of liquidated damages is not more than US$3 million.

第 5 条 技术资料、库存货物的交付

Article 5 Delivery of Technical Information and Inventory

5.1	许可人应自合同生效之日起20个工作日内将附件【4】所列的技术资料、库存货物交付被许可人。

Within 20 business days after the effective date of this Contract, the Licensor shall deliver to the Licensee Technical Information and the Inventory listed on the Schedule [4].

5.2	许可人邮寄交付技术资料、库存货物，交付地点为被许可人指定地点，并以被许可人书面签收文件的签字日期为实际交付日期。【以黄埔港（上海）港在海运提单上的盖章日期作为实际交付日期。在技术资料、库存货物发运后的【 24 】小时内，许可人应将海运提单号、海运提单日期、资料编号、件数和重量等以【传真或电子邮件】方式告知被许可人，同时以航空信的方式将下列单据寄给被许可人：1) 海运提单正本；2)所发运技术资料、库存货物的详细清单一份。】本合同采用的贸易术语为CIF黄埔港（上海）。本合同所采用的贸易术语以《2000年国际贸易术语解释通则》( IINCOERMS 2000)的解释为准，除非本合同另有约定。

The Licensor will deliver the Technical Information and the Inventory at the venue specified by the Licensee. The date of signature of the document signed by the Licensee shall be the actual delivery date. The actual delivery date is the date stamped on the air bill of lading at Huangpu Port (Shanghai). Within [24] hours after the shipment of technical data, original parts and raw materials inventory goods, the Licensor shall inform the Licensee of the ocean bill of lading number, date of ocean bill of lading, data number, number of parts and weight in the form of [fax or email] and at the same time send the following documents to the Licensee by air letter: 1) the original ocean bill of lading; 2) the technical data, original parts and raw materials inventory shipped; A detailed list of the items. The trade term used in this contract is CIF Huangpu Port (Shanghai). The terms used in this contract shall be interpreted in accordance with the General Principles for the Interpretation of International Trade Terms 2000 (IINCOERMS 2000), unless otherwise agreed in this contract.

5.3	如果技术资料、库存货物在运输过程中发生丢失、损坏或缺少,许可人将在收到被许可人的书面通知后15天内免费补发。如果货物在运输过程中发生丢失、损坏或缺少，许可人应免费补发，如果许可人无法完成货物补发，应该将该部分货物的价值返还被许可人。

Where Technical Information, and/or Inventory are lost, damaged or missing during transportation, the Licensor shall, within 15 business days after receiving the written notice from the Licensee, resend or amend, free of charge, if the aforementioned is not reasonably feasible, the Licensee shall be refunded for the damaged or missing goods in accordance with the actual value of such damaged or missing goods.

5.4	技术资料、库存货物应包装在坚固的箱子内以适于长途运输,且能防潮防雨。

Technical Information, software, equipment and parts and components shall be packaged in a sturdy box worthy for long-distance transportation and both water and rain proof.

5.5	每箱技术资料、库存货物包装的外包装上应以不褪色的漆

用英文注明以下内容：

A.合同号

B.收货人：

C.收货人代码：

D.到货: 黄埔港（上海）

E.唛头标记:

F.毛/净重量(公斤)

G.箱号/件号:

H.外形尺寸(长X宽X高)：

Outer packaging of each box of Technical Information, and/or Inventory shall bear the following information indicated in English and in non-fading paint:

A. Contract number

B. Consignee:

C. Consignee code:

D. Arrival port: Huangpu Port (Shanghai)

E. Shipping mark:

F. Gross / net weight (kg)

G. Container number / package number:

H. Measurement (length X width X height):

5.6	在每箱技术资料、库存货物中, 应备有两份详细的箱单。

Two copies of detailed packing list shall be available for each box of Technical Information, and/or Inventory.

5.7	技术资料、库存货物部件可分批交付, 但不得转运。

Technical Information and/or Inventory may be delivered in batches but transship is not allowed.

5.8	许可人负责在合格的保险公司办理保险, 并承担与技术信息和/或库存转移有关的保险费。投保费用由许可人负担。被许可人为保险收益人,投保金额为合同总价100%的“一切险”和“战争险”。

The Licensor is responsible for taking out an insurance policy with an eligible insurer and bears the insurance premium with respect to the transition of the Technical Information and/or Inventory. All Risks and War Risk are covered by the Licensor for the Licensee’s account at 100% of the total contract price.

第 6 条 技术支持

Article 6 Technical Support

6.1	被许可人要求许可人按照过渡计划提供技术支持。

The Licensee requests the Licensor to provide Technical Support in accordance with the Transition Plan.

6.2	许可人特此同意，向被许可人披露和提供制造每种型号许可产品所需的全部和任何技术资料，并应当符合过渡计划中的内容。

The Licensor hereby agrees to disclose and provide to the Licensee all and any Technical Information required to manufacture each model of Licensed Products, all in accordance with the Transition Plan.

6.3	技术支持包括但不限于通过现场、电话、电子邮件或网络视频会议向被许可人解释和说明相关技术和工艺、演示具体操作、安排许可人的专家或熟练工程师参加被许可人有关技术和工艺的讨论和会议，以上应当符合过渡计划中的内容。

Technical Support will include but not limit to explanations and illustrations of relevant technology and process, demonstration of specific operation, arrangement for the Licensor’s experts and skilled engineers to attend discussions and meetings organized by the Licensee in relation to relevant technology and process, by presence, telephone, email, or WebEx, all in accordance with the Transition Plan.

6.4	许可人向被许可人充分完整地提供建设生产线和生产许可产品的厂房必备条件的各种信息，具体内容见过渡计划。

The Licensor provides the Licensee with sufficient and complete information and elements necessary for building of Assembly Line and factory, all in accordance with the Transition Plan.

6.5	过渡计划中约定的技术支持由双方各自承担人工等费用，差旅费均由被许可人承担；超出过渡计划之外的技术支持和服务，所产生的额外费用由双方另行协商确认。

The costs and expenses of the support agreed in the Transfer Plan shall be borne by both parties respectively for labor costs and other expenses; provided that all travel and accommodation costs and expenses shall be borne exclusively by Licensee. For the support and services beyond the Transfer Plan, the additional costs shall be separately negotiated and confirmed by both parties.

第 7 条 技术援助

Article 7 Technical Assistance

7.1	许可人应提供或安排合格工程师或技术人员，以在尽可能短的时间内使被许可人获得并掌握技术以及与许可产品的设计、制造、装配、测试、维修和维护相关的知识、技能和培训，以上内容应当符合过渡计划的安排。

The Licensor shall furnish or arrange to furnish qualified engineers or technicians to assist the Licensee in acquiring and mastering, as practically shorter a time as possible, technology and knowledge, skills and training pertaining to the design, manufacture, assembly, test, repair and maintenance of the Licensed Products, all in accordance with the Transition Plan.

7.2	许可人应允许被许可人员工参观制造许可产品的许可人工厂，安排一段合理的培训期，以使被许可人员工获得相关许可产品制造的知识、技能等。许可人和被许可人应在参观之前协商并商定被许可人员工参观前述许可人设施的人数、日期等安排。参观该许可人设施的被许可人员工的所有费用，由被许可人承担。

The Licensor shall permit the Licensee’s personnel to visit certain Licensor facilities that manufacture the Licensed Products for a reasonable training period to enable the Licensee’s personnel to gain knowledge and skills with respect to the manufacture of the Licensed Products. Prior to such visit, the Licensor and the Licensee shall consult between each other and agree upon matters such as the number of the Licensee’s personnel and date to visit said Licensor facilities. All expenses of the Licensee’s personnel visiting such Licensor facilities shall be borne by the Licensee.

7.3	许可人提供或安排的工程师或技术人员在许可地区进行技术培训期间应遵守中华人民共和国的法律以及被许可人的规章制度。附件【7】列举部分技术援助事宜。

Engineers or technicians provided or arranged by the Licensor, during the period when conducting technical trainings in the Territory, shall comply with the laws of the People’s Republic of China and the rules and policies of the Licensee. Schedule [7] lists some technical assistance.

第 8 条 组件

Article 8 Components

8.1	当被许可人因要纳入许可产品或与许可产品一起使用而需要零部件、组件、子组件、配件等时，许可人应尽其所能向被许可人供应该等零部件、组件、子组件、配件。

The Licensor shall, to the best of its ability and capacity, supply to the Licensee parts, components, subassemblies, accessories of the Licensed Products when requested by the Licensee for incorporation in or use with the Licensed Products.

8.2	具体供应条款条件由许可人和被许可人另行约定。

Specific terms and conditions for supply shall be further agreed upon separately between the Licensor and the Licensee.

第 9 条 修改和改进

Article 9 Modifications and Improvements

9.1	修改: 双方同意，为了满足许可地区的制造需求或要求，被许可人有权做出一些合理的修改，无需获得许可人的同意。

Modifications: Both Parties hereby agree that the Licensee has the right to make certain reasonable modifications necessary to satisfy local manufacturing needs or requirements of the Territory. The Licensor shall not need to approve such reasonable modification proposals if put forward.

9.2	改进:

Improvements：

9.2.1	在本合同有效期内，被许可人作出的与许可产品有关的任何改进均应归被许可人所有，被许可人仅有权在中国区域内使用该等改进，并禁止在任何其他区域使用该等改进。

During the term of this Contract, any improvements by Licensee pertaining to Licensed Products shall be owned by the Licensee which will be entitled to use such improvements solely within the China Region and prohibited from such usage in any other territory.

9.2.2	在本合同期内，许可人应向被许可人充分披露由许可人开发的与改进和修改相关的任何技术资料。许可人同意无偿转让与许可产品改进相关的技术资料，作为本合同的一部分。为明确起见，许可人没有义务继续开发许可产品，并且许可人可以自行决定撤回与许可产品有关的任何研究和开发活动。

During the term of this Contract, the Licensor shall fully disclose to the Licensee any Technical Information developed by the Licensor in relation to improvements and modifications. The Licensor hereby agrees to transfer, free of charge, Technical Information in relation to Improvements to Licensed Products, which will constitute part of this Contract. For clarity, the Licensor is under no obligation to continuously develop of the Licensed Products, and Licensor may, at its sole discretion, withdraw any research and development activities with respect to the Licensed Product.

9.2.3	如果被许可人在本合同期内开发的与许可产品相关的任何改 进和修改可申请专利，被许可人有权在中国以自己的名义提交专利申请并获得专利。所有此类申请以及所授予的专利应属于被许可人。

If any such improvements and modifications developed by the Licensee during the term of this Contract constitute patentable subject matter, the Licensee shall have the right to file patent applications and obtain patents therefor in its own name solely within the China Region.

第 10 条 再许可

Article 10 Sub-License

被许可方有权将本合同项下的专有技术分许可给中国区域内的分被许可方（以及许可被许可方将在中国区域内发布的任何专利（如有）），仅限于中国区域内的分被许可方，且仅限于在中国区域内使用。。被许可人应确保其分许可人仅在中国区域内使用通过分许可方式授予的权利，并应就分许可方违反本条款的任何行为向许可人承担责任。

The Licensee shall have the right to sub-license the Know-How under this Contract (and to license any patents Licensee will issue within China Region (if any)), solely to sublicensees within the China Region and solely for usage within the China Region. Licensee shall ensure that its sublicensees shall only use the rights granted by way of sublicense within the China Region, and shall be liable towards the Licensor for any breach of this provision by Licensee’s sublicensees.

第 11 条 验收

Article 11 Acceptance Test

11.1	许可人、被许可人双方共同在被许可人工厂对考核产品的技术性能、标准、规范等进行考核验收。以上应当符合过渡协议中的内容。

The Licensor and the Licensee shall jointly conduct at the Licensee’s factory assessment pertaining to technical performance, standards and specifications of Assessment Product and carry out review for Acceptance Test, all in accordance with the Transition Plan.

11.2	考核产品的技术性能等应符合附件【1】的技术指标、样机的技术指标、样机指标检测由CFDA认可的医疗器械检测机构完成，并全部符合过渡计划即为通过验收。

An Assessment Product shall be viewed as having passed assessment and therefore be accepted if its technical performance meets the technical indicators as indicated on Schedule [1]. The testing of the technical indicators of the prototype is performed by the CFDA accredited medical device testing institution. The technical specifications of the Samples, and all in accordance with the Transition Plan.

11.3	如考核产品的技术性能等达不到规定的技术参数和标准，双方应共同研究分析原因、积极解决问题，并在验收不合格之日起六十（60）日内进行第二次考核验收。

Where the technical performance of Assessment Product has failed to comply the specified technical parameters and standards, both Parties shall work together to look into and analyze reasons of the failure and actively resolve the problem and conduct the second assessment within sixty (60) days after the day of assessment failure.

11.4	如考核产品不合格则许可人派人参加第二次考核验收的一切费用，由许可人负担。如系被许可人原因，该费用由被许可人负担。

Where the assessment failure, the Licensor shall bear all the costs incurred by its personnel assigned by the Licensor to conduct the second assessment. Where assessment failure is attributable to the Licensee, such cost shall be borne by the Licensee.

11.5	若考核产品第二次考核仍不合格，如系许可人原因，许可人应赔偿被许可人遭受的损失，并在第二次验收不合格之日起九十（90）日内进行第三次考核，费用由许可人负担。

In the event that Assessment Product fails the second assessment and the failure is attributable to the Licensor, the Licensor shall compensate the Licensee for losses suffered by the Licensee and conduct the third assessment within ninety (90) days after the day of second assessment failure and bear relevant costs.

11.6	若考核产品第三次考核仍不合格，如系许可人直接且单独的原因，被许可人有权解除合同，许可人承担违约责任。

In the event that Assessment Product fails the third assessment and the failure is directly and solely attributable to the Licensor, the Licensees shall have the right to terminate this Contract and the Licensor shall assume the liability for breach of contract.

第 12 条 产品标识

Article 12 Product Identification

被许可人有权在中国地区，在其广告、宣传材料中，以及在根据本合同制造的许可产品的显著位置上，用英文和／或中文声明被许可人制造的许可产品是根据许可人的许可制造。

The Licensee shall have the right, solely within the China Region, to state in all its advertising, promotional materials and in a prominent position on each Licensed Product manufactured under this Contract, in the English and Chinese languages that Licensed Products manufactured by the Licensee thereunder are manufactured under license from the Licensor.

第 13 条 专利和商标

Article 13 Patents and Trademarks

截止本合同生效之日，许可人就许可产品未在中国地区申请专利和商标，许可人同意被许可人未来享有许可产品在中国地区而非中国地区以外的任何其他司法管辖区的专利和商标的申请权。应被许可人的需要，许可人将尽最大努力提供专利申请所需的资料。

As of the effective date of this Contract, the Licensor has yet applied for patents and trademarks in China Region for Licensed Products. The Licensor agrees that the Licensee shall have the right to apply for patents and trademarks pertaining to Licensed Products in China Region, and not in any other jurisdiction outside of China Region, in the future. To satisfy the request of the Licensee, the Licensor shall do its utmost to provide the information required for patent application.

第 14 条 双方的陈述和保证

Article 14 Representations and Warranties

14.1	许可人的陈述和保证

The Licensor hereby represents and warrants:

14.1.1	许可人是依法成立的企业，具有独立的法人资格。

The Licensor is a lawfully established enterprise with independent legal personality.

14.1.2	许可人一直依法从事经营活动，并未从事任何超出法律规定的营 业范围的活动。

The Licensor has been engaged in business activities in accordance with law and has not engaged in any activities outside the business scope as provided by law.

14.1.3	许可人为签署本合同所需的一切政府审批(如需要)以及内部授

权程序都已获得或完成，签署本合同的是许可人的有效授权代表，并且本合同一经签署即构成对许可人有约束力的责任。

The Licensor has obtained all government approvals (if necessary) and/or completed internal authorization process required to sign this Contract. This Contract is signed by the Licensor’s authorized representative and, once signed, constitutes binding obligations on the Licensor.

14.1.4	许可人承诺并保证本合同项下专有技术的合法性、有效性

和完整性。

The Licensor undertakes and guarantees the legality, validity and completeness of the Know-How under this Contract.

14.1.5	许可人保证其为专有技术合法所有者，并有权向被许可人

许可该等专有技术。

The Licensor warrants that it is the legal owner of the Know-How and has the right to license to the Licensee the Know-How.

14.1.6	许可人进一步保证其依据本合同提供和交付的专有技术以

及技术资料与其在其工厂为制造许可产品所实施或使用的一致。

The Licensor further warrants that the Know-How and Technical Information it provides and delivers under this Contract are congruent with those implemented or used for manufacture of Licensed Products in its factory.

14.1.7	许可人保证其提供的技术资料完整、清晰、可靠，并按合同约按

时交付。

The Licensor guarantees that Technical Information it provides shall be complete, clear and reliable and delivered on time and in accordance with this Contract.

有关定义如下：

The relevant definitions are as follows:

“完整”系指许可人提供的资料是本合同规定的全部资料。

“Complete” shall mean that the information the Licensor provides shall be entire information as stipulated by this Contract.

“可靠”系指被许可人按技术资料制造的许可产品应符合许 可方按本合同提供的产品技术规范、性能和标准等。

“Reliable” shall mean that the Licensed Product manufactured by the Licensee in accordance with Technical Information meet the specifications, performance and standards of product technology provided by the Licensor in accordance with this Contract

“清晰”系指资料中的图样、曲线、术语符号等容易看清。

“Clear” shall mean that patterns, curves, term symbols in the materials are legible.

14.1.8	在经过诚信协商后，许可人将探索是否有能力向被许可人提供制造许可产品所需的零部件、零部件、原材料和配件，并在适当的时候另行签订合同。为免生疑问，任何其他协议或合同的签订均应由各方自行决定。许可人未来将以最优惠的价格向被许可人提供生产许可产品所需的生产资料。

Subject to good faith negotiations, the Licensor will explore to capability to supply the Licensee at the most favorable price with the parts, components, raw materials and accessories which are necessary for manufacturing the Licensed Products under a separate contract to be signed in due time. For the avoidance of doubt, the entrance into any other agreements or contracts, shall be made at each Party’s sole and absolute discretion.

14.1.9	根据本协议条款，被许可人取得MUSE产品在中国地区唯一、永久性的代理权，许可人不会非经被许可人代理而许可其他任何第三方将MUSE产品售进中国地区。

Subject to the terms hereof, the Licensee obtains the sole and permanent agency of MUSE products in the China Region. The Licensor will not license any other third party to sell MUSE Products in the China region without the Licensee’s agent.

14.1.10	据许可人所知，许可人签署本合同或履行其在本合同项下的义务并不违反其订立的任何其他协议或其公司章程，亦不违反任何法律、法规或规章、规定。

To Licensor’s knowledge, the Licensor’s signing of this Contract or fulfilling its obligations under this Contract does not breach any other agreements or violate articles of association it has entered, nor does it violate any laws, regulations or rules.

14.1.11	许可人保证，在任何情况下，被许可人不会因为正确使用本协议项下提供的库存而被追究侵权责任。

The Licensor guarantees that there will be no instances or occasions where the Licensee will be charged with tortious liabilities solely as a direct results of Licensee’s proper use of the Inventory provided hereunder.

14.1.12	据许可人所知，在本协议生效日之前，许可产品、专利和专有技术不侵犯任何第三方的知识产权。如果上述第14.1.12条的陈述在本协议生效日期前被有管辖权的法院最终证明是虚假的，那么许可方应承担被许可方因第三方对被许可方的索赔而遭受的所有法律和经济责任，该索赔基于经证明与第14.1.12节中给出的表述相反。许可方在第14.1.12条下的义务是：（i）受许可方及时通知任何适用索赔；（ii）受许可方授权，许可方可以控制和进行任何适用索赔的辩护；（iii）受许可方在任何适用索赔辩护中的合理协助；以及（iv）许可方的唯一责任与第14.1.12节的陈述相关的补救措施。

To Licensor’s knowledge, prior to the effective date hereof, the Licensed Product, the Patents and the Know-How do not infringe upon the intellectual property rights of any third party. If the aforementioned representation of this Section 14.1.12 is finally proven by court of competence jurisdiction to be false prior to the effective date hereof, then the Licensor shall bear all legal and economic liabilities Licensee suffered therefrom, as a result of a third party claim against Licensee, which claim is based on an information proven to be contrary to the representation given under this Section 14.1.12. Licensor’s obligation under this Section 14.1.12 shall be (i) subject to Licensee’s prompt notice of any applicable claim; (ii) subject to Licensee authorization for Licensor to control and conduct the defense on any applicable claim; (iii) subject to Licensee’s reasonable assistance in the defense of any applicable claim; and (iv) Licensor’s sole remedy in connection with the representation of this Section 14.1.12.

14.2	被许可人的陈述和保证：

The Licensee’s Representations and Warranties

14.2.1	被许可人是依法成立的企业，具有独立的法人资格。

The Licensee is a lawfully established enterprise with independent legal personality.

14.2.2	被许可人一直依法从事经营活动，并未从事任何超出法律规定的

营业范围的活动。

The Licensee has been engaged in business activities in accordance with law and has not engaged in any activities outside the business scope as provided by law.

14.2.3	被许可人为签署本合同所需的内部程序都已完成，签署本合同的

是被许可人的有效授权代表，并且本合同一经签署即构成对被许可人有约束力的责任。

The Licensee has completed internal process required to sign this Contract. This Contract is signed by the Licensor’s authorized representative and, once signed, constitutes binding obligations on the Licensee.

14.2.4	被许可人签署本合同或履行其在本合同项下的义务并不违反其

订立的任何其他协议或其公司章程，亦不违反任何法律、法规或规章、规定。

The Licensee’s signing of this Contract or fulfilling its obligations under this Contract does not breach any other agreements or violate articles of association it has entered, nor does it violate any laws, regulations or rules.

14.2.5	被许可人获得了履行被许可方在本协议项下义务所需的任何和所有政府批准和/或许可，包括但不限于向中国境外汇出本协议项下应付给许可人的对价的政府许可。

The Licensee obtained any and all governmental approvals and or permits required in order to fulfil Licensee’s obligations hereunder, including without limitation, governmental permit to remit outside of China the consideration due to the Licensor hereunder.

第 15 条 双方的权利和义务

Article 15 Rights and Obligations of the Parties

15.1	许可人的权利：

The Licensor’s Rights:

15.1.1	有权要求被许可人依本合同第3和第4条约定支付费用。

The Licensor has the right to demand the Licensee to make payments in accordance with provisions of Articles 3 and Article 4 of this Contract.

15.1.2	为保持专利申请和专利的有效性，许可人无需向有关当局支付费用，并可自行决定退出在全世界任何司法管辖区维护专利或专利申请。

The Licensor shall not be required to pay fees to relevant authorities in order to maintain validity of patent applications and patents and may, at its sole and absolute discretion, withdraw from maintaining the Patents or Patent applications in any jurisdiction throughout the world.

15.2	许可人的义务：

The Licensor’s Obligations:

15.2.1	在不损害许可方利益的情况下，许可方允许被许可方授权专有技术的使用或转让（以及许可被许可方将在中国区域内（如有）向仅在中国区域内且仅在中国区域内使用的第三方颁发的任何专利）。被许可人应确保受让方和/或授权用户仅在中国区域内使用根据本节授予的权利，并对被许可人的受让方和/或授权用户违反本条款的行为向许可人承担责任。

Without prejudice to the interests of the Licensor, the Licensor permits the Licensee to authorize the use or transfer of Know-How (and to license any patents Licensee will issue within China Region (if any) to third parties solely within the China Region and solely for use within the China Region. Licensee shall ensure that the transferees and/or authorized users shall only use the rights granted pursuant to this Section within the China Region, and shall be liable towards the Licensor for any breach of this provision by Licensee’s transferees and/or authorized users.

15.2.2	根据本合同规定，提供全部技术支持和技术援助服务。

The Licensor shall provide all Technical Support and Technical Assistance services according to the provisions of this Contract.

15.2.3	根据本协议条款，许可人和被许可人对被许可方和许可方与本合同有关的技术及其经营秘密承担保密义务。本条规定的保密义务在本合同终止后继续有效。

Subject to the terms hereof, the Licensor and Licensee shall keep confidential the Licensee’s and Licensor’s technologies and business secrets pertaining to this Contract. The confidentiality obligation stipulated in this Article shall remain in force after termination of this Contract.

15.2.4	许可人应向被许可人提交被许可人要求或保护专利所需的与专利有关的申请材料。

The Licensor shall submit to the Licensee, to the extent exist in Licensor’s possession, application materials pertaining to Patents where requested by the Licensee or needed for prosecution of patents within the China Region.

15.2.5	如果第三方仅就含有库存部件的许可产品对被许人方造成任何人身伤害的指控而对被许可人提起索赔或诉讼，许可人有义务赔偿被许可人最终判定或与被许可人解决的所有损失和费用。

许可人根据本条对被许可人进行赔偿的义务仅在以下情况下适用：（a）在被许可人意识到此类索赔后，立即向许可人发出书面通知，说明引起赔偿义务的任何索赔；（b）允许许可人控制与以下事项有关的任何辩护和相关和解谈判：此类索赔；以及（c）完全配合，费用由许可人承担，对此类索赔进行辩护或解决。

上述赔偿不适用于与以下事项有关的任何索赔:(i)不包含库存部件的许可产品;(二)许可产品含有库存零部件，并以与技术信息不一致的方式被修改、变更或者使用的;(iii)含有库存部件的许可产品，如果库存部件不包括在该等许可产品中，则本可以防止该损害发生。

在适用法律允许的最大范围内，本节规定的条款规定了许可人的全部责任和义务以及被许可人对产品责任的排他性补救措施。

If a third party brings a claim or lawsuit against the Licensee solely with respect allegations that the Licensed Products which contain Inventory parts, caused any personal injury to a third party, the Licensor shall be obliged to indemnify the Licensee for all losses and expenses finally awarded against or settled with Licensee.

Licensor’s obligation to indemnify Licensee pursuant to this Section  shall only apply if Licensee: (a) giving the Licensor written notice of any claims giving rise to the indemnification obligations promptly after Licensee becomes aware of such claims; (b) allowing Licensor to control any defense and related settlement negotiations regarding such claim; and (c) fully cooperating, at the Licensor’s expense, in any defense or settlement of such claim.

The foregoing indemnification shall not apply with respect to any claims relating to: (i) Licensed Products that do not contain Inventory parts; (ii) Licensed Products that contain Inventory parts and have been modified, altered or used in a manner inconsistent with the Technical Information; (iii) Licensed Products that contain Inventory parts to the extent that would have been prevented if the Inventory parts were not included in such Licensed Product.

To the fullest extent permitted by applicable laws, the terms set forth in this Section state licensor’s entire liability and obligation and licensee’s exclusive remedy with respect to product liability.

15.2.6	在履行本合同所需的范围内，许可人承诺根据本合同规定，取得共有专利的其他共有人的同意。

To the extent required for the performance of this Contract, the Licensor undertakes to obtain consent of other co-owners of the co-ownership Patents in accordance with the provisions of this Contract.

15.3	被许可人的权利

The Licensee’s Rights

15.3.1	有权在本合同规定的范围内在中国地区制造、使用和销售与专有技术有关的产品，或者使用专有技术。尽管有上述规定，被许可人不得在中国区域外直接或间接使用和销售与专有技术有关的产品，或使用专有技术。被许可人应对在中国区域外使用和销售与专有技术相关的产品或使用专有技术负责，即使此类行为是由与被许可人相关的第三方采取的。 为免生疑问，本合同项下授予的所有权利可由被许可人仅在中国区域内使用，许可人保留并可自由使用本合同项下授予的任何和所有权利，包括但不限于与中国区域外的专利、专有技术和许可产品有关的权利；

The Licensee has the right to manufacture, use and sell products related to the Know-How, or use the Know-How, solely in the China Region. Notwithstanding the foregoing, Licensee shall not directly or indirectly use and sell products related to the Know-How, or use the Know-How, outside the China Region. Licensee shall be responsible to and liable for any use and sell products related to the Know-How, or use the Know-How, outside the China Region, even to the extent such actions are taken by third parties related to the Licensee.

For the avoidance of doubt, all rights granted under this Contract may be used by the Licensee solely within the China Region, and the Licensor retains and may freely use any and all rights granted hereunder or in Licensor’s possession, including, without limitation, with respect to the Patents, Know-How and Licensed Product outside of the China Region.

15.3.2	有权获得实施和使用专有技术所必要的全部技术资料、技术支持和技术服务。

The Licensee has the right to obtain all Technical Information, technical support and technical services necessary for exploitation and use of the Know-How.

15.3.3	有权对专有技术进行改进，改进部分归被许可人所有。

The Licensee has the right to make improvements to the Know-How. All improvements shall be owned by The Licensee.

15.3.4	就专有技术实施后取得的成果，有权申请发明和科技奖励。

The Licensee has the right to apply for inventions and scientific and technological awards for achievements made after implementation of the Know-How.

15.3.5	有权就许可产品以及与专有技术相关的产品参加名优产品的评比，所获得的荣誉和物质利益归被许可人所有。

The Licensee has the right to compete in the appraisal of famous and high-quality products for Licensed Products and products related to the Know-How. Honors and material benefits obtained shall belong to the Licensee.

15.4	被许可人的义务

The Licensee’s Obligations

15.4.1	被许可人与第三人就专利、专有技术再签订许可使用合同应事先通知许可人。

The Licensee shall notify the Licensor in advance if and when it re-enters into a contract with a third party for license of the Patent and Know-How.

15.4.2	如发生专利及专有技术侵权事宜，许可人向中国境外有关部门投诉或起诉，被许可人应予以协助。

In case of infringement of Patents and Know-How and where the Licensor files a complaint or brings a lawsuit with the relevant authorities outside of the China Region, the Licensee shall provide necessary assistance.

15.4.3	被许可人对本合同项下的专有技术和提交的资料承担保密义务。本条规定的保密义务在本合同终止后继续有效。

The Licensee shall be obligated to keep confidential any information and/or materials submitted or disclosed under this Contract. The confidentiality obligation stipulated in this Article shall remain in force after termination of this Contract.

15.4.4	承担生产、销售许可产品应缴纳的各种税款。

The Licensee bears all taxes payable for manufacture and sale of Licensed Products.

15.4.5	按本合同第3和第4 条约定向许可人支付有关费用。

The Licensee shall make relevant payments to the Licensor in accordance with provisions of Articles 3 and Article 4 of this Contract.

15.4.6	如果第三方就被许可方制造、使用或销售的许可产品向许可人提出索赔或诉讼，被许可人有义务赔偿许可方因此而遭受的所有损失和费用。

被许可人根据本条规定对许可人进行赔偿的义务仅在以下情况下适用：（a）在许可人意识到此类索赔后，立即向被许可人发出任何索赔的书面通知；（b）允许被许可人控制与以下事项有关的任何辩护和相关和解谈判：此类索赔；以及（c）在此类索赔的任何辩护或解决过程中全力合作，费用由被许可人承担。

If a third party brings a claim or lawsuit against the Licensor with respect to the Licensed Product manufactured, used or sold by the Licensee, the Licensee shall be obliged to indemnify the licensor for all losses and expenses incurred by Licensor in connection therewith.

Licensee’s obligation to indemnify Licensor pursuant to this Section  shall only apply if Licensor: (a) giving the Licensee written notice of any claims giving rise to the indemnification obligations promptly after Licensee becomes aware of such claims; (b) allowing Licensee to control any defense and related settlement negotiations regarding such claim; and (c) fully cooperating, at the Licensee’s expense, in any defense or settlement of such claim.

第 16 条 双方进一步的保证

Article 16 Further Warranties of the Parties

许可人和被许可人有义务采取进一步的其他必要的行动，包括签署其他有关的协议或文件，以确保本合同宗旨和规定内容的实现。

The Licensor and the Licensee shall have the obligation to take further necessary actions, including signing other relevant agreements or documents, to ensure realization of the purposes and provisions of this Contract.

第 17 条 税费

Article 17 Taxes

17.1	凡因履行本合同而引起的一切税费，需要向中国政府交纳的税费由被许可人承担，其他税费由许可人承担。。

All taxes and fees to be paid to the Chinese government due to the performance of this contract shall be borne by the Licensee, and other taxes and fees shall be borne by the Licensor.

17.2	如果被许可人在每次付款时扣留了任何税款，被许可人应在每次付款时向许可人支付额外的金额，以便许可人完全收到合同价格，而不扣除任何款项，并向许可人提供将交税凭证。

If any tax is withheld by the Licensee at the time of each payment, the Licensee shall pay to the Licensor, at the time of each payment, an additional amount, such that the contract price shall be received fully by the Licensor without any deductions whatsoever. The Licensor shall be provided with the tax payment vouchers.

第 18 条 合同期限

Article 18 Term of Contract

本合同的期限应自签署之日开始，并应继续有效，除非按照第 19 条的规定提前终止。

The term of this Contract shall commence upon execution date and shall continue be in force, unless terminated as provided for in Article 19.

第 19 条 合同的变更和终止

Article 19 Amendment and Termination of Contract

19.1	对本合同的任何变更，须经双方同意，并以书面形式作出方可生效。

Any variation of this Contract shall become effective only if it is agreed by both Parties and made in writing.

19.2	本合同按下列方式终止：

This Contract shall be terminated as follows:

19.2.1	本合同有效期限内双方达成终止协议，或

Parties have reached an agreement to terminate during the term of this Contract; or

19.2.2	本合同任何一方因地震、风暴、水灾、战争等不可抗力丧失继续履行本合同的能力，或

Either Party is unable to continue to perform this Contract due to force majeure such as earthquake, storm, flood and war and so on, or

19.2.3	根据法律、法规等规定，或有管辖权的法院或仲裁机构所做出的终止本合同的 判决、裁定或决定而终止本合同；或

This Contract is terminated in accordance with the provisions of laws and regulations or judgments, orders or decisions of the competent court or arbitration institutions to terminate this Contract, or

19.2.4	如果另一方未能实质性遵守或实质性履行本合同的条款、约定，且未能在书面通知后九十(90)日内纠正或实质性纠正该违约行为，则任何一方有权通过书面终止通知终止本合同；在上述九十(90)日期限到期后，该终止将在向违约方发出书面通知后立即生效；或

If the other party fails to materially abide by or materially fulfil the terms and provisions of this Contract and fails to remedy or materially remedy such breach within ninety (90) days after written notice, either party shall have the right to terminate this Contract through written notice of termination. Upon expiration of the said period of ninety (90) days, such termination shall take effect immediately upon written notice to the defaulting party, or

19.2.5	如果任何一方破产、资不抵债或解散，另一方可通过向破产、资不抵债或解散方发出书面通知后，本合同立即终止。

If either party is bankrupt, insolvent or dissolved, the other party may terminate this Contract immediately by giving written notice to the bankrupt, insolvent or dissolving party.

第 20 条 终止的效力

Article 20 Effect of Termination

20.1	本合同的终止将终止双方的权利和义务，但终止不会解除任何一方对终止前发生的损害或应付款项的责任，也不会影响本合同有关保密的义务，所有这些义务将继续完全有效。

Termination of this Contract will extinguish the rights and obligations of the Parties, except that termination will not discharge either Party from liability for damages incurred or payments due prior to termination, and termination will also not affect the confidentiality obligations under this Contract, all of which will continue in full force and effect.

20.2	本合同因任何原因终止或到期后，除了被许可人违约外，被许可人有权完成在本合同终止或到期日之前接受但未完成的许可产品订单的销售。

The Licensee shall have the right, after termination or expiration of this Contract for any reason except default by the Licensee, to complete sales of orders of Licensed Products accepted but not completed prior to the date of termination or expiration of this Contract.

20.3	本合同期满或终止后，其性质不变的所有条款和节在本合同期满或终止后仍然有效。在不减损上述一般性的情况下，以下条款和章节的规定应在本合同到期或终止后继续有效：第2.5节、第15.2.3节、第15.2.5节、第15.4.3节、第15.4.6节、第21条和第24-32条。

All the Articles and Section which by their nature should survive the expiration or termination of this Contract, shall survive the expiration or termination of this Contract. Without derogating from the generality of the foregoing, the provisions of the following Articles and Sections shall survive the expiration or termination of this Contract: Section 2.5, Section 15.2.3, Section 15.2.5, Section 15.4.3, Section 15.4.6, Article 21 and Articles 24-32.

第 21 条 产品责任免责以及责任限制

Article 21 Liability Disclaimer; and Limitation of Liability

21.1	被许可人应对其根据本合同制造、使用和销售的许可产品承担全部责任，包括但不限于保证义务。为清楚起见，许可人对被许可人根据本合同制造、使用和销售的许可产品不承担任何责任。

The Licensee shall assume full liability, including, without limitation, warranty obligations for the Licensed Products manufactured, used and sold by it in accordance with this Contract. For clarity the Licensor shall not have any liability whatsoever with respect to Licensed Products manufactured, used and sold by the Licensee in accordance with this Contract.

21.2	在任何情况下，被许可方或许可方均不对因本合同、侵权行为（包括疏忽）、严格责任或其他原因而直接或间接产生的或与本合同有关的任何类型的偶然、间接、后果性、特殊、惩罚性、惩戒性或类似损害（包括但不限于替代货物或服务采购成本的损害、业务损失、利润、收入、合同、数据、商誉或声誉、业务中断等）（无论是可预见的或不可预见的）承担任何责任。即使被许可方或许可方已被告知任何此类损失或损害的可能性，即使本协议规定的任何有限补救措施未能达到其基本目的。在任何情况下，被许可方或许可方在本协议项下的总责任不得超过许可方实际收到的总价格，无论诉讼形式如何。尽管有上述规定，本节的限制不适用于（a）违反本协议的保密义务；（b）任何一方的赔偿义务；以及（c）未能遵守本协议第2.5节的限制。

In no event shall licensee or licensor be liable for any incidental, indirect, consequential, special, punitive, exemplary or similar damages (including without limitation, damages for costs of procurement of substitute goods or services, loss of business, profits, revenue, contracts, data, goodwill or reputation, business interruption and the like) of any kind, whether foreseeable or unforeseeable, arising directly or indirectly, out of or in connection with this contract arises out of contract, tort (including negligence) strict liability or otherwise, and even if licensee or licensor have been advised of the possibility of any such loss or damage, and even if any of the limited remedies set forth herein fail of their essential purpose. In no event shall the aggregate liability hereunder of licensee or licensor for any cause whatsoever and regardless of the basis of the form of the action, exceed the total price actually received by licensor. Notwithstanding the foregoing, the limitations of this Section shall not apply with respect to (a) breach of the confidentiality obligations hereof; (b) either party’s indemnification obligations; and (c) a failure to comply with the restrictions of Section 2.5 hereof.

21.3	除本协议明确提供的保证外，本协议项下提供的所有货物、任何信息和任何其他可交付成果均由许可人“按原样”提供，对其准确性或完整性、可操作性、使用或适用于特定目的不作任何明示或暗示的保证，包括但不限于：特别是不侵犯第三方的商标、专利、版权或任何知识产权或其他权利。

Except for the warranties explicitly provided hereunder, all the goods and any information and any other deliverable provided hereunder is provided by licensor “as is”, without any warranty, whether express or implied, as to its accuracy or completeness, operability, use or fitness for a particular purpose, including, without limitation, with respect to the non-infringement of trademarks, patents, copyrights or any intellectual property rights or other rights of third parties.

第 22 条 所有权变更

Article 22 Change of Ownership

许可人应在其控制权发生任何变更前通知被许可人。如果控制权发生变更，应在变更生效前至少三十（30）天发出通知。兹澄清，除本通知条款外，许可人控制权的变更不会对合同产生影响，也不需要被许可人的同意。就本条款而言，控制权变更是指某个人或实体对许可方50%以上股本的所有权。

The Licensor shall notify the Licensee before any change in its control. In the event of a change of control, a notice shall be issued at least thirty (30) days prior to the change taking effect. It is clarified, that other than this notice provision, a change in control of the Licensor will have no impact on the Contract and will require no consent of the Licensee. For the purpose of this provision, a change of control shall mean the ownership by a certain person or entity of more than 50% of the share capital of the Licensor.

在本条中，“实质性变更”系指，单独或与其他变更一起，具有影响许可人之控制或处置权的效果。

In this Article, “material change” shall mean one with the effect of affecting the Licensor’s control or disposition, either alone or in combination with other changes.

第 23 条 转让

Article 23 Assignment

除本合同另有规定外，未经另一方书面同意，任何一方不得转让其在本合同项下的全部或部分权利或义务。

Except as otherwise provided in this Contract, neither Party shall assign all or part of its rights or obligations hereunder without the written consent of the other Party.

第 24 条 违约责任

Article 24 Liability for Breach

任何一方违约，另一方可以要求或采纳本合同和法律所允许的补救措施，包括但不限于实际履行和赔偿经济损失。

If either Party breaches the contract, the other Party may demand or adopt the remedies permitted by this Contract and the law, including but not limited to actual performance and compensation for economic losses.

第 25 条 完整合同

Article 25 Entire Contract

本合同及其附件构成双方全部协议，并取代双方以前就合同事项而达成的全部口头或书面的意向、协议、理解和通信。

This Contract and its Schedules constitute the entire agreement between the Parties and supersede all prior oral or written intent, agreement, understanding and communication between the Parties on the contractual matters.

第 26 条 不放弃权利

Article 26 No Waiver of Rights

26.1	本合同任何一条款成为非法、无效或不可强制执行并不影响本合同其它条款的效力及可强制执行性。

The illegality, invalidity or unenforceability of any provision of this Contract shall not affect the effect and enforceability of any other provision hereof.

26.2	除非另有规定，一方未行使或延迟行使其在本合同项下的权利、 权力或特权并不构成对这些权利、权力或特权的放弃，而单一或部分行使这些权利、权力或特权并不排斥任何其它权利、权力或特权的行使。

Unless otherwise provided, failure or delay by a party in exercising any of its rights, powers or privileges under this Contract shall not constitute a waiver of such rights, powers or privileges, and the single or partial exercise of such rights, powers or privileges shall not preclude the exercise of any other rights, powers or privileges.

第 27 条 副本

Article 27 Counterparts

本合同原件一式两份，双方各执一份。本合同可由双方以单独签署，每 份单独签署的合同副本构成一份原件，所有原件合在一起构成一份完整的合同原件。

This Contract is executed in two originals, with one original being provided to each Party. This Contract may be executed by the Parties in separate counterparts, each of which shall constitute an original and all of which, in the aggregate, shall constitute a single agreement.

第 28 条 责任

Article 28 Liabilities

因任何原因终止本合同或本合同项下的任何权利，并不免除任何一方向另一方支付根据本合同条款在终止前应产生的所有赔偿义务，也不免除任何一方在终止前因依据本合同经营而产生的任何义务。

Termination of this Contract or any rights conveyed under this Contract for any cause shall not relieve either Party from its obligations to pay the other Party all compensation which shall have accrued prior to such termination pursuant to the provisions of this Contract or release any of the Parties from any obligations that may have been incurred prior to such termination as a result of operations conducted under this Contract.

第 29 条 不可抗力

Article 29 Force Majeure

29.1	不可抗力事件指受影响一方不能合理控制的，无法预料或即使可预料到也不可避免且无法克服，并于本合同签订日之后出现的，使该方对本合同全部或部分的履行在客观上成为不可能或不实际的任何事件,包括但不限于水灾、火灾、旱灾、台风、地震、及其它自然灾害、交通意外、罢工、骚动、暴乱及战争(不论曾否宣战)以及政府部门的作为及不作为.

Force majeure shall mean any event that is beyond the reasonable control of the affected party, unpredictable or even predictable, inevitable and insurmountable, and occurs after the execution date of this Contract, making the performance of this Contract by this party in whole or in part objectively impossible or impractical, including but not limited to floods, fires, droughts, typhoons, earthquakes, and other natural disasters, traffic accidents, strikes, tumults, riots and wars (whether or not declared) and the commissions and omissions of government departments.

29.2	如果本合同任何一方因受不可抗力事件(影响而未能履行其在本合同下的全部或部分义务，该义务的履行在不可抗力事件妨碍其履行期间应予中止。

Should either Party be prevented from performing in whole or in part its obligations under this Contract due to force majeure, performance of such obligations shall be suspended during the period when force majeure hinders the performance.

29.3	声称受到不可抗力事件影响的一方应尽可能在最短的时间内通过书面形式将不可抗力事件的发生通知另一方，并在该不可抗力事件发生后十五（15）日内以手递或挂号空邮向另一方提供关于此种不可抗力事件及其持续时间的适当证据，包括公证文件。声称不可抗力事件导致其对本合同的履行在客观上成为不可能或不实际的一方，有责任尽一切合理的努力消除或减轻此等不可抗力事件的影响。

The Party claiming to have been affected by force majeure shall notify the other Party in writing as practically soon as possible and shall within fifteen (15) days thereafter provide by hand or registered airmail the appropriate evidence, including notarization documents, of such force majeure events and their duration. The Party claiming its performance of this Contract is objectively impossible or impractical due to force majeure events shall be obligated to make all reasonable efforts to eliminate or mitigate the impact of such force majeure events.

29.4	不可抗力事件发生时，双方应立即通过友好协商决定如何履行本合同。不可抗力事件或其影响终止或消除后，双方须立即恢复履行各自在本合同项下的各项义务。

Where a force majeure event occurs, both Parties shall immediately decide through friendly consultation how to implement this Contract. Upon termination or elimination of the force majeure event or its effects, both parties shall immediately resume the performance of their respective obligations under this Contract.

29.5	如果在发出书面通知后一百八十（180）天内无法恢复履行本合同，双方应通过协商决定是否终止本合同，或免除本合同部分的履行义务，或根据本合同的影响决定是否延迟履行本合同或根据事件对本合同履行的影响，免除本合同部分义务的履行或是否延迟履行本合同。如无法达成协议，则按本合同条款终止本合同。

If performance of this Contract cannot be resumed within one hundred eighty (180) days after the giving of written notice, the Parties shall through consultation decide whether to terminate this Contract or to exempt that part of this Contract’s obligation from performance or whether to delay performance of this Contract according to the effects of the events on such performance. If no agreement can be reached, this Contract shall terminate in accordance with the terms hereof.

29.6	任何一方不得就不可抗力造成的损失向另一方索赔。然而，各方同意采取一切合理措施减轻因不可抗力导致受影响方无法履行义务而给其他方造成的损失。未能采取此类措施将使该方对未能减轻对其他方造成的损害承担责任。

No Party shall claim against the other Party for compensation for losses caused by force majeure. Both Parties, however, agree to take all reasonable measures to mitigate losses to the other Party, caused by the affected Party’s inability to perform due to force majeure. Failure to take such measures will subject the Party to liability for damages caused to other Party by failure to mitigate.

第 30 条 通讯

Article 30 Communications

30.1	一方根据本合同规定作出的通知或其它通讯应采用书面形式书写，并可经专人手递或挂号邮件发至以下规定的另一方地址，或传真至另一方规定的传真号码，通知被视为已有效作出的日期应按以下的规定确定：

A notice or other communication made by one Party in accordance with the provisions of this Contract shall be in writing and may be sent by hand or registered mail to the address of the other Party specified below, or by fax to the fax number specified by the other Party. The effective date when a notice is deemed to have been given shall be determined according to the following provisions.

30.1.1	经专人交付的通知应在专人交付之日被视为有效。

Notices delivered by a designated person shall be deemed to have been effectively given on the date of delivery by the person.

30.1.2	以挂号邮务寄出的通知应在付邮(以邮戳日期为准)后第7日被视为有效。若最后一日是星期日或法定节假日，则顺延至下一个工作日。

Notices sent by registered postal service shall be deemed to have been effectively given on the 7th day after the post date (the postmark date). Where the last day is Sunday or a statutory holiday, it will be postponed to the next business day.

30.1.3	以传真形式发出的通知应被视作于传真完毕的时间作出， 发件人应出示传真机就其所发出的文件而打印的报告以证明有关文件已经完满地传给对方。

Notices sent by facsimile shall be deemed to have been given at the time of completion of the facsimile. The sender shall present a report printed by the facsimile machine on the documents it sent to prove that the documents have been successfully delivered to the other Party.

许可人： Medigus Ltd.

地址: Omer Industrial Park, Building 7A,P.O. Box 3030, 8496500, Israel

电话：+972-8-6466880

传真：+972-8-6466770

收件人： Yaron Silberman

Licensor: Medigus Ltd.

Add: Omer Industrial Park, Building 7A,P.O. Box 3030, 8496500, Israel

Tel：+972-8-6466880

Fax：+972-8-6466770

Attention to：Yaron Silberman

被许可人：妙思医疗科技（上海）有限公司

地址：上海市松江区新桥镇莘砖公路258号40幢402室-1

电话：+86-21-62321841

传真：+86-21-62321842

收件人：刘斌

Licensee: Shanghai Muse Medical Science and Technology Co., Ltd.

Add: Room 402-1, 40th Block 258, Xinqiao Town, Songjiang District, Shanghai

Tel：+86-21-62321841

Fax：+86-21-62321842

Attention to：Eric Liu (Liu Bin)

第 31 条 适用法律和争议的解决

Article 31 Applicable Law and Dispute Resolution

31.1	本合同应适用中华人民共和国法律并应受中华人民共和国法律管辖。

This Contract shall be governed by and construed in accordance with the laws of the People’s Republic of China.

31.2	凡因本合同引起的或与本合同有关的任何争议，由双方友好协商解 决。如果书面通知发给一方之后的14日内争议未能解决，那么争议提交到位于香港的香港国际仲裁中心 (“HKIAC”) 通过仲裁解决。

The parties agree that any dispute that arises out of, or in connection with this Contract shall be settled by friendly negotiation between the Parties.

Any such dispute that is not settled within fourteen (14) days from the date that either Party informs the other in writing may be submitted by either Party to the Hong Kong International Arbitration Centre (“HKIAC”) in Hong Kong.

仲裁应按照本合同签署之日有效的联合国国际贸易法委员会仲裁规则进行。仲裁地点在香港。仲裁程序使用的语言为英语。仲裁员的人数为一名，该名仲裁员须根据可适用的规则指定；如无可适用的规则，则由香港国际仲裁中心主席指定。仲裁裁决是终局的，对双方均有约束力。

The arbitration shall be conducted in accordance with the UNCITRAL Arbitration Rules as in force at the execution date of this Contract. The seat of arbitration shall be in Hong Kong. The language to be used in the arbitral proceedings shall be English. The number of arbitrators shall be one which shall be appointed in accordance with the applicable rules or, if there is no applicable rule, by the Chairman of the HKIAC. Any arbitral award shall be final and binding upon both Parties.

第 32 条 其它

Article 32 Miscellaneous

32.1	本合同以中英文两种文字书写，若英文文本与中文文本有差异，则以英文文本为准。

This Contract is written in both Chinese and English. In case of a discrepancy between the English text and the Chinese text, the English text shall prevail.

32.2	本合同正本一式【2】份。本合同在双方授权代表签署并加盖公章后效，各份合同具有同等效力。

This contract is made in 2 originals and shall come into force after it has been signed by the authorized representatives of the Parties and affixed with the Party’s official seals. Each original shall have the same effect.

32.3	本合同所有附件为本合同不可分割的组成部分，与合同正文具有同等效力。

All Schedules to this Contract are an integral part of this Contract and have the same effect as the text of this Contract.

32.4	本协议未尽事宜，双方另行协商确定，签订补充协议。补充协议是本合同不可分割的组成部分，与本合同具有同等法律效力。如补充协议与本合同存在不一致之处，以补充协议为准。

Matters not covered in this Contract shall be separately determined by the Parties through consultation and a supplementary agreement shall be signed. The supplementary agreement is an integral part of this Contract and has the same legal effect as this contract. In case of any inconsistency between the supplementary agreement and this Contract, the supplementary agreement shall prevail.

Medigus 有限公司 (章)	妙思医疗科技（上海）有限公司 (章)

Medigus Ltd.	Shanghai Muse Medical
Science and Technology Co., Ltd

签字/Signed by：Benad Goldwasser	签字/Signed by: 夏金雁

/s/ Benad Goldwasser	/s/夏金雁

职务/Title：Chairman	职务/Title： 法定代表人

日期/Date： 2019年5月29日	日期/Date： 2019年5月 29日

附件1: MUSE产品

Schedule 1: MUSE Product

Refer to MUSE Gen 8 Users Manual.

附件2：生产线的机器设备和零部件

Schedule 2: Equipment and Parts for the Assembly Line

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附件3：MUSE产品所需的原材料、原配件信息表

Schedule 3: Raw Materials and OEM Parts Required for Muse Product

Licensor will provide licensee with a complete and most updated Bill Of Materials (BOM), including the list of all parts, components, and sub-components as well as their exact and complete specifications and drawings and their suppliers including the commercial terms with these suppliers.

附件4：交易涉及的技术资料、原材料及原配件库存清单

Schedule 4: Technical Information, Raw Materials and OEM Parts

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附件5: 专利

Schedule 5: Patents

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附件6: 专有技术

Schedule 6: Know-How

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附件7：过渡协议

Schedule 7: Transition Plan

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